EXHIBIT 23


                 Consent of Independent Auditors


     We consent to the inclusion in the Form 10 Registration Statement of Peoples Financial Services Corp. (the "Company") relating to the registration of the common stock of the Company under Section 12(g) of the Securities Exchange Act of 1934, as amended, of our report dated February 11, 1998 relating to the consolidated financial statements of the Company as of and for the year ended December 31, 1997.


                              /s/ Prociak and Associates, L.L.C.


March 2, 1998
Wilkes-Barre, Pennsylvania